UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                        FORM 8-K

                     CURRENT REPORT
            Pursuant to Section 13 or 15(d)
       of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 1998

            Commission File number 0-l87l6

               MATRIX SERVICE COMPANY
(Exact name of registrant as specified in its charter)



       DELAWARE                            73-1352l74
(State of incorporation)    (I.R.S. Employer Identification No.)


           l070l E. Ute St., Tulsa, Oklahoma 74ll6-l5l7
      (Address of principal executive offices and zip code)

                             (918) 838-8822
                    (Registrant's telephone number,
                         including area code)

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Item 5.  Other Events

On January 19, 1998, Matrix Service Company (NASDAQ: MTRX) and ITEQ, Inc. (NASDAQ: ITEQ) entered into an agreement whereby the companies have mutually agreed to terminate the purchase agreement entered into on December 16, 1997 due to unanticipated difficulties in connection with the expected integration of personnel from divergent corporate cultures. The Board of Directors of both companies had approved an agreement whereby ITEQ was to have acquired Matrix subject to certain conditions including shareholder and regulatory approval.

Matrix Service Company provides specialized on-site maintenance and construction services for petroleum refining and storage facilities and water storage tanks and systems for the municipal and private industry sector. The company is headquartered in Tulsa, Oklahoma with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Washington, Georgia, Delaware in the U.S. and Canada.

ITEQ, Inc. is a rapidly growing provider of manufactured equipment, engineered systems and services used in the processing, treatment, storage and movement of gases and liquids. The company operates worldwide providing products and services to a broad base of industrial customers.

Item 7. Financial Statements and Exhibits

        Exhibits
        --------

        Exhibit 99.1  -   Termination Agreement;
                          dated January 19, 1998 by
                          and among the Company,
                          ITEQ Sub Corp. and ITEQ, Inc.

        Exhibit 99.2  -   Press Release dated
                          January 19, 1998

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                                  Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MATRIX SERVICE COMPANY

Date:  January 23, 1998



By: /s/C. William Lee
   --------------------
   C. William Lee
   Vice President-Finance


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

                   EXHIBIT INDEX

      Exhibit No.
      -----------

      Exhibit 99.1  -   Termination Agreement;
                        dated January 19, 1998 by
                        and among the Company,
                        ITEQ Sub Corp. and ITEQ, Inc.

      Exhibit 99.2  -   Press Release dated January 19, 1998

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